Exhibit 99-2

Names and Addresses of Additional Reporting Persons:

Charles B. Johnson
Franklin Templeton Investments
One Franklin Parkway
San Mateo, CA 94403-1906

Rupert H. Johnson, Jr.
Franklin Templeton Investments
One Franklin Parkway
San Mateo, CA 94403-1906

Franklin Advisers, Inc.
One Franklin Parkway
San Mateo, CA  94403 1906

By:
/s/Maria Gray
Signature

Maria Gray
Vice President and Secretary of Franklin Resources, Inc.
Attorney in Fact for Charles B. Johnson
Attorney in Fact for Rupert H. Johnson, Jr.
Secretary of Franklin Advisers, Inc.


Franklin Custodian Funds on behalf of Franklin Income Fund

By:
/s/Lori A. Weber
Signature

Lori A. Weber
Vice President and Assistant Secretary of Franklin Custodian Funds